EXHIBIT 32.2

Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Quarterly Report of Alpha Pro Tech, Ltd. (the “Company) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lloyd Hoffman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2003, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C.78m or 78o (d));and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

DATE:	August 4, 2004	BY:	/s/ Lloyd Hoffman
LLOYD HOFFMAN
CHIEF FINANCIAL OFFICER